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                                                                    Exhibit 31.4

                           CERTIFICATIONS REQUIRED BY
            RULE 13 A-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, John A. Stone, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of S1 Corporation ("S1");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Not applicable];

4. [Not applicable]; and

5. [Not applicable];

Date:  March 30, 2006

/S/ JOHN A. STONE
---------------------------
John A. Stone
Chief Financial Officer